Exhibit 99.3

ILLINOIS TOOL WORKS INC.
PRO FORMA SEGMENT INFORMATION RESTATED FOR DISCONTINUED OPERATIONS*
(UNAUDITED)
(Dollars in thousands)

	1Q 2010	2Q 2010	3Q 2010	4Q 2010	2010 YTD	1Q 2011
Transportation
Revenues	$610,616	$656,763	$628,387	$626,460	$2,522,226	$754,774
Operating income	92,267	104,022	92,020	81,145	369,454	120,304
% to revenue	15.1%	15.8%	14.6%	13.0%	14.6%	15.9%
Industrial Packaging
Revenues	542,230	577,210	575,145	577,474	2,272,059	631,192
Operating income	57,524	61,966	63,445	48,368	231,303	66,097
% to revenue	10.6%	10.7%	11.0%	8.4%	10.2%	10.5%
Power Systems & Electronics
Revenues	565,122	608,726	619,310	616,046	2,409,204	683,998
Operating income	110,890	122,175	127,974	108,205	469,244	144,372
% to revenue	19.6%	20.1%	20.7%	17.6%	19.5%	21.1%
Food Equipment
Revenues	434,171	446,786	487,457	488,637	1,857,051	472,419
Operating income	56,470	61,809	86,244	50,537	255,060	67,330
% to revenue	13.0%	13.8%	17.7%	10.3%	13.7%	14.3%
Construction Products
Revenues	385,475	465,554	455,801	446,655	1,753,485	463,287
Operating income	32,431	67,519	52,721	39,399	192,070	45,639
% to revenue	8.4%	14.5%	11.6%	8.8%	11.0%	9.9%
Polymers & Fluids
Revenues	257,032	287,642	277,732	283,619	1,106,025	316,479
Operating income	42,953	57,847	49,893	38,003	188,696	46,665
% to revenue	16.7%	20.1%	18.0%	13.4%	17.1%	14.7%
Decorative Surfaces
Revenues	240,940	254,349	251,361	241,042	987,692	267,246
Operating income	27,943	36,066	31,529	21,795	117,333	33,877
% to revenue	11.6%	14.2%	12.5%	9.0%	11.9%	12.7%
All Other
Revenues	618,916	653,144	669,054	657,361	2,598,475	705,802
Operating income	105,197	114,631	115,899	95,130	430,857	134,308
% to revenue	17.0%	17.6%	17.3%	14.5%	16.6%	19.0%

Intersegment Revenues	(21,738)	(22,118)	(23,123)	(23,546)	(90,525)	(23,352)

As Reported on the Statement of Income
Revenues	$3,632,764	$3,928,056	$3,941,124	$3,913,748	$15,415,692	$4,271,845
Operating income	525,675	626,035	619,725	482,582	2,254,017	658,592
% to revenue	14.5%	15.9%	15.7%	12.3%	14.6%	15.4%

*The 2010 quarterly and full year pro forma operating results of the Company and by segment have also been restated to reflect the elimination of the one month international reporting lag and certain reclassifications of 2010 segment data to conform with current year reporting. For additional information, refer to the Company’s Form 8-K current reports dated April 21, 2011 and March 21, 2011.